Exhibit 10.4

OPTION ADJUSTMENT NOTICE

[FOR DIRECTORS RESIDENT IN AUSTRALIA]1 [FOR DIRECTORS RESIDENT OUTSIDE OF AUSTRALIA]2

December 18, 2024

Introduction

You are receiving this notice (this “Notice”) because Anteris Technologies Ltd, an Australian company (“ATL”), previously granted Options to you, pursuant to shareholder approval under Chapter 2E of the Corporations Act 2001 (Cth) and ASX (as defined below) Listing Rule 10.11, that remain unvested and/or unexercised as of December 16, 2024 (the “Outstanding Options”). The purpose of this Notice is to inform you that, in connection with the recent reorganization of ATL, which included the formation of a new, publicly traded U.S. parent company above ATL, as further described below (the “Reorganization”), the Board of Directors of ATL (the “ATL Board”) took action to adjust certain terms of the Outstanding Options to take into account the impact of the Reorganization on the Outstanding Options (collectively, the “Reorganization Adjustments”).

The Reorganization

For the purpose of reorganizing the operations of ATL, ATL formed Anteris Technologies Global Corp. (“ATGC”) and incorporated the new entity in the state of Delaware in the United States to become the ultimate parent company of ATL. To that end, pursuant to a scheme of arrangement under Australian law between ATL and its shareholders, ATGC received all of the issued and outstanding ordinary shares of ATL (the “ATL Shares”) and issued to ATL’s shareholders either one share of ATGC common stock, par value US$0.0001 per share (“ATGC Common Stock”), for every one ordinary share of ATL (the “Conversion Ratio”), or one CHESS Depositary Interest (“CDI”) over ATGC Common Stock for every one ordinary share of ATL. Subsequently, on December 16, 2024 (EST) (the “IPO Date”), ATGC issued ATGC Common Stock in an initial public offering on The Nasdaq Capital Market (the “IPO”). In connection with the Reorganization, ATL de-listed its securities from the Australian Securities Exchange (the “ASX”) and, on implementation of the Reorganization, became a wholly-owned subsidiary of ATGC. For more information about the Reorganization, please refer to the Registration Statement on Form S-1 originally filed by ATGC with the U.S. Securities and Exchange Commission on November 22, 2024, as amended (the “Registration Statement”). The Registration Statement is available online through a search for “Anteris Technologies Global Corp.” at www.sec.gov/search-filings. Please note that, pursuant to a scheme of arrangement under Australian law between ATL and its optionholders (the “Option Scheme of Arrangement”), the Reorganization Adjustments were implemented by way of a cancellation of the Outstanding Options and a grant of replacement options. This distinction does not ultimately impact the terms of your Outstanding Options.

The Reorganization Adjustments

In connection with the Reorganization and to ensure you retain the value of the Outstanding Options immediately prior to the Reorganization and immediately following the Reorganization, the ATL Board adjusted the following terms of your Outstanding Options pursuant to their terms and the Option Scheme of Arrangement on the date of implementation of the Reorganization:

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[Your Outstanding Options were converted into nonqualified stock options to purchase CDIs (the “ATGC Options”).]3

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[Your Outstanding Options were converted into nonqualified stock options to purchase ATGC Common Stock (the “ATGC Options”).]4

1 Note to Draft:  Include for individuals resident in Australia.
2 Note to Draft:  Include for individuals resident outside of Australia.
3 Note to Draft:  Include for individuals resident in Australia.
4 Note to Draft:  Include for individuals resident outside of Australia.

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[The number of Outstanding Options subject to your award(s) has not changed. The exercise price of each Outstanding Option has been adjusted to reflect the conversion from an Australian dollar exercise price to a U.S. dollar exercise price, based on the exchange rate in effect on the Schemes’ implementation date.]5

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All references to “Shares” and “Shareholders” as such terms relate to the Outstanding Options were amended to reference ATGC Common Stock and shareholders of ATGC, respectively.

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All references to the “Company” and “Board” as such terms relate to the Outstanding Options, including in the definition of “Change of Control”, were amended to reference ATGC and the Board of Directors of ATGC, respectively.

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[If you are an “Executive Officer” as defined under the ATGC Compensation Clawback Policy6, your ATGC Options may be subject to clawback under such policy, depending on the terms of such awards.]7

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The ATGC Options will be subject to U.S. securities laws in addition to any applicable Australian securities laws, and the ATGC Options will be governed by U.S. law.

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[The exercise price of certain ATGC Options may need to be adjusted for U.S. tax purposes after the date of this Notice. If your ATGC Options are among those requiring adjustment, you will be notified separately of that need.]8

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Certain optionholders may be restricted from selling any shares of ATGC Common Stock, including those received upon exercise of any vested ATGC Options after the IPO Date for a period of six months. You will be notified separately if you are subject to the lock-up requirement.

[The number of Outstanding Options subject to your Award(s) has not changed. The Exercise Price of each of the Outstanding Options has not changed, including that the Exercise Price of the Outstanding Options remains denominated in Australian dollars.]9

Unless otherwise set forth above, your Outstanding Options will continue to be subject to the terms and conditions (including the applicable vesting schedule) approved by ATL’s shareholders. This Notice shall be taken together with, and shall serve as an amendment to, the terms governing your Outstanding Options.

5 Note to Draft:  Include for individuals resident outside of Australia.

6 “Executive Officer” generally means ATGC’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of ATGC in charge of a principal business unit, division, or function (such as sales, administration, or finance), any otherofficer who performs a policy-making function, or any other person who performs similar policymaking functions for ATGC. Executive officers of ATGC’s subsidiaries are deemed executive officers of ATGC if they perform such policy making functions for ATGC. Please contact Human Resources if you have any questions about whether the policy applies to you.

7 Note to Draft:  Include for individuals resident outside of Australia.
8 Note to Draft:  Include for individuals resident outside of Australia.
9 Note to Draft:  Include for individuals resident in Australia.